EXHIBIT 99.1

PAB Bankshares, Inc. Announces Second Quarter 2003 Earnings

VALDOSTA, Ga., July 25, 2003 (PRIMEZONE) -- PAB Bankshares, Inc. (AMEX:PAB), the holding company for The Park Avenue Bank of Valdosta, Georgia, announced preliminary earnings for the second quarter of 2003. The Company reported net income of $1.73 million, or $.18 per diluted share, for the quarter, a slight increase over the net income of $1.70 million, or $.18 per diluted share, earned during the second quarter of 2002. "The flat earnings growth is directly attributable to the decrease in our loan portfolio. Over the past eighteen months we have had to focus our resources on addressing regulatory and administrative matters. This has taken a toll on our efforts for new loan production, and this absence of loan production has had and will continue to have an impact on our ability to grow earnings," stated Michael E. Ricketson, President and Chief Executive Officer. "We are, however, optimistic about our future. Our balance sheet is strong, we are addressing our asset quality concerns, and we now have the pieces in place to grow our company. It will just take more time than we had originally estimated. The slow economy and the limited growth opportunities in our south Georgia markets are other factors that we are facing. Our future success depends on our ability to maintain good asset quality and expand our presence in growth markets as the opportunities arise," Ricketson added.

For the second quarter of 2003, return on assets was .95% and return on equity was 9.36% compared to .88% and 10.24%, respectively, one year ago. Net interest margin was 4.13% during the quarter compared to 3.89% for the same period last year.

For the year to date, net income was $3.56 million, or $.37 per diluted share, a 3% increase compared to $3.44 million, or $.36 per diluted share, earned in the same period of 2002. Return on assets for the six-month period was .98% and return on equity was 9.78% compared to .86% and 10.45%, respectively, reported for the same period one year ago. Net interest margin was 4.14% for the year to date compared to 3.77% for the same period last year.

At June 30, 2003, the Company's assets totaled $748.0 million. The Company also reported total loans of $529.2 million and total deposits of $573.2 million at quarter end. Total loans and deposits have decreased 4.7% and 5.5%, respectively, since the beginning of the year.

The allowance for loan losses was $10.7 million, or 2.03% of total loans, at June 30, 2003 compared to $12.1 million, or 2.18% of total loans, at December 31, 2002. The Company reported total nonperforming loans of $9.8 million, or 1.86% of total loans at quarter end compared to $10.4 million, or 1.87% of total loans at year end. Net charge-offs amounted to an annualized .50% of average total loans for the year to date compared to 1.06% for the year in 2002.

The Company operates 17 banking offices in Georgia and Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company and the products and services available through its subsidiary bank is available on the Internet at www.pabbankshares.com.

Certain matters set forth in this news release are forward-looking statements, including statements regarding the Company's future performance, earnings, growth and expansion in growth markets, asset quality and level of nonperforming assets which are based upon management's beliefs as well as assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins; (3) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; (6) adverse changes may occur in the bond and equity markets; (7) opportunities to expand our presence in growth markets may be unavailable on terms suitable to management; and (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB Bankshares, Inc.
 Selected Quarterly Financial Data

                06/30/03   03/31/03    12/31/02  09/30/02   06/30/02
                ---------  ---------  ---------  ---------  ---------
                    (In thousands, except per share and other data)

 Summary of
  Operations:
 Interest
  income        $  10,075  $  10,417  $  11,354  $  11,619  $  12,116
 Interest
  expense           3,254      3,593      4,142      4,627      5,150
                ---------  ---------  ---------  ---------  ---------
   Net
    interest
    income          6,821      6,824      7,212      6,992      6,966
                ---------  ---------  ---------  ---------  ---------
 Provision
  for loan
  losses             --         --        1,088        513        519
 Other
  income            1,887      2,161      1,842      2,012      1,973
 Other
  expense           6,225      6,305      6,197      6,107      5,951
                ---------  ---------  ---------  ---------  ---------
   Income
    before
    income
    tax
    expense         2,483      2,680      1,769      2,384      2,469
 Income tax
  expense             751        855        511        734        769
                ---------  ---------  ---------  ---------  ---------
   Net
    income      $   1,732  $   1,825  $   1,258  $   1,650  $   1,700
                =========  =========  =========  =========  =========
 Net
  interest
  income on
  a tax-
  equivalent
  basis         $   6,866  $   6,867  $   7,253  $   7,032  $   6,993
 Securities
  gains
  (losses)      $     107  $     251  $     203  $      30  $      43
 Gain (loss)
  on
  disposal
  or write-
  down of
  assets        $    (189) $      (5) $    (377) $       9  $     (72)

 Selected
  Average
  Balances:
 Total
  assets        $ 728,136  $ 732,357  $ 749,221  $ 762,315  $ 778,925
 Earning
  assets          667,462    671,526    687,761    700,586    721,231
 Loans            541,836    554,638    554,676    569,703    599,539
 Deposits         577,416    593,171    607,295    623,374    643,445
 Stockholders'
  equity           74,237     72,454     70,373     68,804     66,596
 Performance
  Ratios:
 Return on
  average
  assets
  (ROA)              0.95%      1.01%      0.67%      0.86%      0.88%
 Return on
  average
  equity
  (ROE)              9.36%     10.21%      7.09%      9.52%     10.24%
 Net
  interest
  margin             4.13%      4.15%      4.18%      3.98%      3.89%
 Efficiency
  ratio             70.46%     71.79%     66.14%     67.88%     66.16%
 Average
  loans to
  average
  earning
  assets            81.18%     82.59%     80.65%     81.32%     83.13%
 Average
  loans to
  average
  deposits          93.84%     93.50%     91.34%     91.39%     93.18%
 Average
  equity to
  average
  assets            10.20%      9.89%      9.39%      9.03%      8.55%

 Per Share
  Ratios:
 Net income
  - basic       $    0.19  $    0.19  $    0.13  $    0.18  $    0.18
 Net income
  - diluted          0.18       0.19       0.13       0.18       0.18
 Dividends
  declared           0.03       0.03       --         --         --
 Dividend
  payout
  ratio             16.67%     15.79%      0.00%      0.00%      0.00%
 Book value
  at end of
  period        $    7.90  $    7.67  $    7.56  $    7.43  $    7.23

 Common
  Share Data:
 Outstanding
  at period
  end           9,434,813  9,430,413  9,430,413  9,430,413  9,430,413
 Weighted
  average
  outstanding   9,431,644  9,430,413  9,430,413  9,430,413  9,430,413
 Diluted
  weighted
  average
  outstanding   9,554,345  9,476,645  9,462,289  9,453,930  9,454,803

 Selected
  Period End
  Balances:
 Total assets  $  748,017  $ 716,758  $ 747,911  $ 757,589  $ 764,493
 Earning
  assets          677,395    651,989    683,456    690,974    695,201
 Loans            529,231    547,785    555,238    553,458    590,344
 Allowance
  for loan
  losses           10,728     11,752     12,097     12,426     15,736
 Deposits         573,230    587,719    606,730    615,415    628,927
 Stockholders'
  equity           74,566     72,365     71,265     70,049     68,143

 Selected
  Asset
  Quality
  Factors:
 Nonaccrual
  loans         $   9,842  $  10,301  $  10,378  $  12,100  $  16,058
 Loans 90
  days or
  more past
  due and
  still
  accruing           --         --         --           52          2
 Other real
  estate &
  repossessions     1,882      1,612      1,284        966        821

 Asset
  Quality
  Ratios:
 Net charge-
  offs to
  average
  loans
  (annualized
   YTD)              0.50%      0.25%      1.06%      1.08%      0.33%
 Nonperforming
  loans to
  total
  loans              1.86%      1.88%      1.87%      2.20%      2.72%
 Nonperforming
  assets to
  total
  assets             1.56%      1.66%      1.56%      1.73%      2.21%
 Allowance
  for loan
  losses to
  total loans        2.03%      2.15%      2.18%      2.25%      2.67%
 Allowance
  for loan
  losses to
  nonperforming
  loans            109.01%    114.09%    116.56%    102.25%     97.99%
                ---------  ---------  ---------  ---------  ---------

 PAB Bankshares, Inc.
 Selected Year To Date Financial Data

            06/30/03    03/31/03    12/31/02    09/30/02    06/30/02
           ----------  ----------  ----------  ----------  ----------
                    (In thousands, except per share and other data)
 Summary of
  Operations:
 Interest
  income   $   20,491  $   10,417  $   48,079  $   36,725  $   25,106
 Interest
  expense       6,847       3,593      19,989      15,846      11,219
           ----------  ----------  ----------  ----------  ----------
  Net
   interest
   income      13,644       6,824      28,090      20,879      13,887
           ----------  ----------  ----------  ----------  ----------
 Provision
  for loan
  losses         --          --         2,575       1,487         975
 Other
  income        4,048       2,161       8,013       6,171       4,159
 Other
  expense      12,530       6,305      24,368      18,172      12,064
           ----------  ----------  ----------  ----------  ----------
   Income
    before
    income
    tax
    expense     5,162       2,680       9,160       7,391       5,007
 Income
  tax
  expense       1,606         855       2,813       2,302       1,569
           ----------  ----------  ----------  ----------  ----------
   Net
    income $    3,556  $    1,825  $    6,347  $    5,089  $    3,438
           ==========  ==========  ==========  ==========  ==========
 Net
  interest
  income on
  a tax-
  equivalent
  basis    $   13,733  $    6,867  $   28,225  $   20,972  $   13,940
 Securities
  gains
  (losses) $      358  $      251  $      261  $       58  $       28

 Gain (loss)
  on disposal
  or write-
  down of
  assets   $     (194) $       (5) $     (272) $      105  $       96

 Selected
  Average
  Balances:
 Total
  assets   $  730,235  $  732,357  $  779,958  $  790,312  $  804,543
 Earning
  assets      669,483     671,526     719,352     729,998     744,948
 Loans        548,202     554,638     586,712     597,508     611,642
 Deposits     585,249     641,449     641,449     652,960     667,998
 Stockholders'
  equity       73,350      67,975      67,975      67,167      66,334
 Performance
  Ratios:
 Return on
  average
  assets
  (ROA)          0.98%       1.01%       0.81%       0.86%       0.86%
 Return on
  average
  equity
  (ROE)          9.78%      10.21%       9.34%      10.13%      10.45%
 Net interest
  margin         4.14%       4.15%       3.92%       3.84%       3.77%
 Efficiency
  ratio         71.12%      71.79%      67.04%      67.35%      67.09%
 Average
  loans to
  average
  earning
  assets        81.88%      82.59%      81.56%      81.85%      82.11%
 Average
  loans to
  average
  deposits      93.67%      86.47%      91.47%      91.51%      91.56%
 Average
  equity to
  average
  assets        10.04%       9.28%       8.72%       8.50%       8.24%

 Per Share
  Ratios:
 Net income
  - basic  $     0.38  $     0.19  $     0.67  $     0.54  $     0.36
 Net income
  - diluted      0.37        0.19        0.67        0.54        0.36
 Dividends
  declared       0.06        0.03        0.11        0.11        0.11
 Dividend
  payout
  ratio         16.22%      15.79%      16.42%      20.37%      30.56%

 Common
  Share Data:
 Weighted
  average
  out-
  standing  9,431,032   9,430,413   9,426,761   9,425,530   9,423,048
 Diluted
  weighted
  average
  out-
  standing  9,507,548   9,476,645   9,459,768   9,456,796   9,456,934

CONTACT:  PAB Bankshares, Inc.
          Michael E. Ricketson, President & CEO
          Jay Torbert, Sr. Vice-President & CFO
          (229) 241-2775